Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2021 Financial Results

Performance Reflects Continued Balance Sheet Growth, Strong Credit Quality and

Disciplined Expense Management

JACKSON, Miss. – July 27, 2021 – Trustmark Corporation (NASDAQGS: TRMK) reported net income of $48.0 million in the second quarter of 2021, representing diluted earnings per share of $0.76.  This level of earnings resulted in a return on average tangible equity of 13.96% and a return on average assets of 1.13%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2021, to shareholders of record on September 1, 2021.

Second Quarter Highlights

•	Pre-provision net revenue totaled $57.2 million, a linked-quarter increase of 38.2%. Please refer to the Consolidated Financial Information, Note 8 – Non-GAAP Financial Measures.
•	Sale of $354.2 million of Paycheck Protection Program (PPP) loans originated in 2021 resulted in accelerated recognition of $18.6 million in origination fees, which is included in net interest income
•	Credit quality remained solid; nonperforming assets declined 17.9% linked-quarter
•	Continued steady growth in loans held for investment (HFI) and deposits
•	Noninterest expense declined 2.4% linked-quarter

Duane A. Dewey, President and CEO, stated, “Our associates are focused on expanding existing customer relationships as well as demonstrating the value Trustmark can provide potential customers as their trusted financial partner.  The success of these efforts is reflected in solid growth in our traditional banking and mortgage businesses as well as strong performance in our insurance and wealth management businesses.  Earlier this year, we introduced redesigned digital channels to enhance the customer experience and provide expanded sales capabilities, including on-line account openings.  Customers have embraced these offerings and we look forward to leveraging these new tools to expand relationships and profitably generate additional revenue.

“We are pleased to have been recognized during the second quarter by Forbes as the Best-in-State Bank in Mississippi in 2021, based upon independent customer satisfaction surveys.  This is affirmation that our associates are providing the financial solutions and convenience our customers’ desire,” said Dewey.

Balance Sheet Management

•	Loans HFI totaled $10.2 billion, up 1.7% from the prior quarter and 5.1% year-over-year
•	Investment securities totaled $3.0 billion, up 5.3% from the prior quarter and 17.2% year-over-year
•	PPP loans totaled $166.1 million, down 75.6% from the prior quarter and 82.3% year-over-year
•	Deposits totaled $14.6 billion, up 1.7% from the prior quarter and 8.3% year-over-year
•	Maintained strong capital position with CET1 ratio of 11.76% and total risk-based capital ratio of 14.10%

Loans HFI totaled $10.2 billion at June 30, 2021, reflecting an increase of $169.2 million, or 1.7%, linked-quarter and $493.1 million, or 5.1%, year-over-year.  The linked-quarter growth primarily reflects increases in municipal loans, 1-4 family mortgage loans, loans secured by nonfarm, nonresidential properties, and construction loans, which were offset in part by a decline in other real estate secured loans.  Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $14.6 billion at June 30, 2021, up $248.6 million, or 1.7%, from the prior quarter and $1.1 billion, or 8.3%, year-over-year.  Trustmark continues to maintain a strong liquidity position as loans HFI represented 69.4% of total deposits at June 30, 2021.  Noninterest-bearing deposits represented 30.4% of total deposits at the end of the second quarter.  Interest-bearing deposit costs totaled 0.19% in the second quarter, a decrease of 3 basis points from the prior quarter. The total cost of interest-bearing liabilities was 0.25% in the second quarter of 2021, a decrease of 3 basis points from the prior quarter.

During the second quarter, Trustmark repurchased $20.8 million, or approximately 630 thousand of its common shares.  During the first six months of 2021, Trustmark repurchased $25.0 million, or approximately 775 thousand of its common shares.  At June 30, 2021, Trustmark had $75.0 million in remaining authority under its existing stock repurchase program, which expires on December 31, 2021.  The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions.  At June 30, 2021, Trustmark’s tangible equity-to-tangible assets ratio was 8.31% while its total risk-based capital ratio was 14.10%.  Tangible book value per share was $22.13 at June 30, 2021, up 2.5% linked-quarter and 9.7% year-over-year.

Credit Quality

•	Allowance for credit losses (ACL) represented 537.35% of nonaccrual loans, excluding individually evaluated loans at June 30, 2021
•	Net charge-offs totaled $1.2 million in the second quarter
•	Loans remaining under a COVID-19 related concession represented approximately 19 basis points of loans HFI at June 30, 2021

Nonaccrual loans totaled $51.4 million at June 30, 2021, down $12.1 million from the prior quarter and up $1.5 million year-over-year.  Other real estate totaled $9.4 million, reflecting a $1.2 million decrease from the prior quarter and decline of $8.8 million year-over-year.  Collectively, nonperforming assets totaled $60.9 million at June 30, 2021, reflecting a linked-quarter decrease of $13.3 million and year-over-year decline of $7.4 million.

The provision for credit losses for loans HFI was a negative $4.0 million in the second quarter.  Negative provisioning was primarily driven by decreases in individually analyzed reserves, qualitative reserves due to improvements in credit quality, and improving economic forecasts.  The provision for credit losses for off-balance sheet credit exposures was $4.5 million in the second quarter.  Off-balance sheet expense was primarily driven by an increase in off-balance sheet exposure as well as the implementation of probability of default and loss given default floors at a portfolio level to ensure appropriate risk is reflected as macroeconomic conditions improve.  Collectively, the provision for credit losses totaled $537 thousand in the second quarter compared to negative $19.9 million in the prior quarter and expense of $24.4 million in the second quarter of 2020.

Allocation of Trustmark’s $104.0 million allowance for credit losses on loans HFI represented 1.04% of commercial loans and 0.98% of consumer and home mortgage loans, resulting in an allowance to total loans HFI of 1.02% at June 30, 2021.  Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•	Total revenue increased $12.9 million, or 7.9%, linked-quarter
•	Net interest income (FTE) expanded $17.2 million, or 16.3%, linked-quarter
•	Excluding PPP interest and fees, net interest income (FTE) increased $836 thousand linked-quarter
•	Noninterest income totaled $56.4 million, representing 32.1% of total revenue in the second quarter
•	Wealth Management revenue increased 6.3% linked-quarter and 18.2% year-over-year

Revenue in the second quarter totaled $175.8 million, an increase of $12.9 million, or 7.9%, from the prior quarter and $1.3 million, or 0.8%, from the same quarter in the prior year.  The linked-quarter increase reflects $18.6 million of PPP loan origination fees attributable to the previously announced sale of $354.2 million in PPP loans during the second quarter.

Net interest income (FTE) in the second quarter totaled $122.4 million, resulting in a net interest margin of 3.16%, up 35 basis points from the prior quarter.  The net interest margin, excluding PPP loans and Federal Reserve Bank balance, totaled 2.94% during the second quarter, a decrease of 5 basis points when compared to the prior quarter.  Continued low interest rates decreased the yield on the loans HFI and held for sale portfolio as well as the securities portfolio, and were partially offset by lower costs on interest-bearing deposits.

Noninterest income in the second quarter totaled $56.4 million, a decrease of $4.2 million from the prior quarter and $13.1 million year-over-year.  The linked quarter and year-over-year changes are principally attributable to lower mortgage banking revenue.  Mortgage loan production in the second quarter totaled $736.8 million, down 3.9% from the prior quarter and 13.7% year-over-year.  Mortgage banking revenue totaled $17.3 million in the second quarter, a decrease of $3.5 million from the prior quarter and $16.4 million year-over-year. The linked-quarter decline is principally attributable to reduced spreads which resulted in lower net gains on sales of mortgage loans in the secondary market.

Wealth management revenue totaled $8.9 million in the second quarter, an increase of $530 thousand, or 6.3%, from the prior quarter and $1.4 million, or 18.2%, year-over-year.  The growth is attributable to increased trust and investment and brokerage business.  Insurance revenue totaled $12.2 million in the second quarter, down 1.8%, or $228 thousand, from the prior quarter due to seasonality and up 2.9%, or $349 thousand, year-over-year.  Service charges on deposit accounts increased $257 thousand, or 3.5%, from the prior quarter and $1.2 million, or 19.0%, year-over-year.  Bank card and other fees decreased $1.2 million from the prior quarter and increased $584 thousand year-over-year.  The linked-quarter decline reflects reduced customer derivative revenue.

Noninterest Expense

•	Noninterest expense totaled $118.7 million in the second quarter, down $2.9 million, or 2.4%, from the prior quarter
•

Adjusted noninterest expense, which excludes amortization of intangibles, ORE expenses and charitable contributions resulting in state tax credits, declined $3.9 million, or 3.3%, from the prior quarter; please refer to the Consolidated Financial Information, Note 8 – Non-GAAP Financial Measures

•	Efficiency ratio improved to 64.31% in the second quarter

Adjusted noninterest expense in the second quarter was $116.3 million, down $3.9 million, or 3.3%, from the prior quarter.  Salaries and employee benefits decreased $1.0 million linked-quarter principally due to the seasonality of payroll taxes in the prior quarter.  Services and fees decreased $715 thousand and total equipment expense declined $677 thousand in the second quarter compared to the prior quarter.  Total other expense in the second quarter declined $1.4 million, or 9.6%, from the prior quarter. Other real estate expense, net totaled $1.5 million in the second quarter compared to $324 thousand in the prior quarter, reflecting increased valuation allowances on other real estate.

“We continued to implement strategic initiatives designed to improve efficiency, accelerate growth and provide innovation while maintaining solid risk management and our corporate culture,” said Dewey.  During the first six months of 2021, Trustmark continued to realign delivery channels and closed nine offices reflecting changing customer preferences and the continued migration to mobile and digital banking channels.  Additionally, Trustmark opened three new offices, one each in the Birmingham, AL MSA, Jackson, MS MSA, and Memphis, TN MSA. Each of these offices features a design that integrates myTeller® interactive teller machine (ITM) technology as well as provides enhanced areas for customer interaction.

“In addition to branch realignment initiatives, we recently announced a voluntary early retirement program for eligible associates, who have until July 31, 2021, to elect to participate in the program.  Most participants are expected to retire effective August 31, 2021.  Based upon participation, we plan to redesign workflows and restructure the organization to leverage investments in technology, enhance the customer experience and improve efficiency.  We anticipate providing additional information regarding this program in our third quarter earnings release,” said Dewey.

“Trustmark has a program to systematically invest in and upgrade technology.  In recent years, investments in state-of-the-art technology were made in Trustmark’s insurance, wealth management and mortgage banking areas as well as in human resources and accounting systems.  We also made significant upgrades to our mobile banking platform, ITM network and digital marketing programs.  Collectively, these investments have well-positioned Trustmark for additional growth and expansion.  Over the last 36 months, we have been working toward the implementation of a new core banking system for consumer and commercial loans, deposits and customer information.  This implementation, which we have named Core Optimization for Relationship Enhancement (CORE), is a multi-year project, the first phase of which will occur later this year.  These investments will better position Trustmark for continued growth, enhance efficiency, and improve the customers’ experience,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 28, 2021 at 8:30 a.m. Central Time to discuss the Corporation’s financial results.  Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com.  A replay of the conference call will also be available through Wednesday, August 11, 2021, in archived format at the same web address or by calling (877) 344-7529, passcode 10158119.

Trustmark is a financial services company providing banking and financial solutions through 180 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning.  You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information.  These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements.  You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.  Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters,  pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2021	3/31/2021	6/30/2020	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,339,662	$2,098,089	$1,724,320	$241,573	11.5%	$615,342	35.7%
Securities AFS-nontaxable	5,174	5,190	9,827	(16)	-0.3%	(4,653)	-47.3%
Securities HTM-taxable	441,688	489,260	655,085	(47,572)	-9.7%	(213,397)	-32.6%
Securities HTM-nontaxable	10,958	24,070	25,538	(13,112)	-54.5%	(14,580)	-57.1%
Total securities	2,797,482	2,616,609	2,414,770	180,873	6.9%	382,712	15.8%
Paycheck protection program loans (PPP)	648,222	598,139	764,416	50,083	8.4%	(116,194)	-15.2%
Loans (includes loans held for sale)	10,315,927	10,316,319	9,908,132	(392)	0.0%	407,795	4.1%
Fed funds sold and reverse repurchases	55	136	113	(81)	-59.6%	(58)	-51.3%
Other earning assets	1,750,385	1,667,906	854,642	82,479	4.9%	895,743	n/m
Total earning assets	15,512,071	15,199,109	13,942,073	312,962	2.1%	1,569,998	11.3%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(112,346)	(119,557)	(103,006)	7,211	6.0%	(9,340)	-9.1%
Other assets	1,622,388	1,601,250	1,685,317	21,138	1.3%	(62,929)	-3.7%
Total assets	$17,022,113	$16,680,802	$15,524,384	$341,311	2.0%	$1,497,729	9.6%

Interest-bearing demand deposits	$4,056,910	$3,743,651	$3,832,372	$313,259	8.4%	$224,538	5.9%
Savings deposits	4,627,180	4,659,037	4,180,540	(31,857)	-0.7%	446,640	10.7%
Time deposits	1,301,896	1,371,830	1,578,737	(69,934)	-5.1%	(276,841)	-17.5%
Total interest-bearing deposits	9,985,986	9,774,518	9,591,649	211,468	2.2%	394,337	4.1%
Fed funds purchased and repurchases	174,620	166,909	105,696	7,711	4.6%	68,924	65.2%
Other borrowings	132,199	166,926	107,533	(34,727)	-20.8%	24,666	22.9%
Subordinated notes	122,897	122,875	—	22	0.0%	122,897	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	10,477,558	10,293,084	9,866,734	184,474	1.8%	610,824	6.2%
Noninterest-bearing deposits	4,512,268	4,363,559	3,645,761	148,709	3.4%	866,507	23.8%
Other liabilities	251,582	264,808	346,173	(13,226)	-5.0%	(94,591)	-27.3%
Total liabilities	15,241,408	14,921,451	13,858,668	319,957	2.1%	1,382,740	10.0%
Shareholders' equity	1,780,705	1,759,351	1,665,716	21,354	1.2%	114,989	6.9%
Total liabilities and equity	$17,022,113	$16,680,802	$15,524,384	$341,311	2.0%	$1,497,729	9.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2021	3/31/2021	6/30/2020	$ Change	% Change	$ Change	% Change
Cash and due from banks	$2,267,224	$1,774,541	$1,026,640	$492,683	27.8%	$1,240,584	n/m
Fed funds sold and reverse repurchases	—	—	—	—	n/m	—	n/m
Securities available for sale	2,548,739	2,337,676	1,884,153	211,063	9.0%	664,586	35.3%
Securities held to maturity	433,012	493,738	660,048	(60,726)	-12.3%	(227,036)	-34.4%
PPP loans	166,119	679,725	939,783	(513,606)	-75.6%	(773,664)	-82.3%
Loans held for sale (LHFS)	332,132	412,999	355,089	(80,867)	-19.6%	(22,957)	-6.5%
Loans held for investment (LHFI)	10,152,869	9,983,704	9,659,806	169,165	1.7%	493,063	5.1%
ACL LHFI	(104,032)	(109,191)	(119,188)	5,159	-4.7%	15,156	-12.7%
Net LHFI	10,048,837	9,874,513	9,540,618	174,324	1.8%	508,219	5.3%
Premises and equipment, net	200,970	199,098	190,567	1,872	0.9%	10,403	5.5%
Mortgage servicing rights	80,764	83,035	57,811	(2,271)	-2.7%	22,953	39.7%
Goodwill	384,237	384,237	385,270	—	0.0%	(1,033)	-0.3%
Identifiable intangible assets	6,170	6,724	8,895	(554)	-8.2%	(2,725)	-30.6%
Other real estate	9,439	10,651	18,276	(1,212)	-11.4%	(8,837)	-48.4%
Operating lease right-of-use assets	33,201	33,704	29,819	(503)	-1.5%	3,382	11.3%
Other assets	587,288	587,672	595,110	(384)	-0.1%	(7,822)	-1.3%
Total assets	$17,098,132	$16,878,313	$15,692,079	$219,819	1.3%	$1,406,053	9.0%

Deposits:
Noninterest-bearing	$4,446,991	$4,705,991	$3,880,540	$(259,000)	-5.5%	$566,451	14.6%
Interest-bearing	10,185,093	9,677,449	9,624,933	507,644	5.2%	560,160	5.8%
Total deposits	14,632,084	14,383,440	13,505,473	248,644	1.7%	1,126,611	8.3%
Fed funds purchased and repurchases	157,176	160,991	70,255	(3,815)	-2.4%	86,921	n/m
Other borrowings	117,223	145,994	152,860	(28,771)	-19.7%	(35,637)	-23.3%
Subordinated notes	122,932	122,877	—	55	0.0%	122,932	n/m
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	33,733	29,205	42,663	4,528	15.5%	(8,930)	-20.9%
Operating lease liabilities	34,959	35,389	31,076	(430)	-1.2%	3,883	12.5%
Other liabilities	158,860	178,856	153,952	(19,996)	-11.2%	4,908	3.2%
Total liabilities	15,318,823	15,118,608	14,018,135	200,215	1.3%	1,300,688	9.3%
Common stock	13,079	13,209	13,214	(130)	-1.0%	(135)	-1.0%
Capital surplus	210,420	229,892	230,613	(19,472)	-8.5%	(20,193)	-8.8%
Retained earnings	1,566,451	1,533,110	1,419,552	33,341	2.2%	146,899	10.3%
Accum other comprehensive income (loss), net of tax	(10,641)	(16,506)	10,565	5,865	35.5%	(21,206)	n/m
Total shareholders' equity	1,779,309	1,759,705	1,673,944	19,604	1.1%	105,365	6.3%
Total liabilities and equity	$17,098,132	$16,878,313	$15,692,079	$219,819	1.3%	$1,406,053	9.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2021	3/31/2021	6/30/2020	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$93,698	$93,394	$99,300	$304	0.3%	$(5,602)	-5.6%
Interest and fees on PPP loans	25,555	9,241	5,044	16,314	n/m	20,511	n/m
Interest on securities-taxable	8,991	8,938	12,762	53	0.6%	(3,771)	-29.5%
Interest on securities-tax exempt-FTE	149	290	315	(141)	-48.6%	(166)	-52.7%
Interest on fed funds sold and reverse repurchases	—	—	—	—	n/m	—	n/m
Other interest income	489	503	239	(14)	-2.8%	250	n/m
Total interest income-FTE	128,882	112,366	117,660	16,516	14.7%	11,222	9.5%
Interest on deposits	4,630	5,223	8,730	(593)	-11.4%	(4,100)	-47.0%
Interest on fed funds purchased and repurchases	59	56	42	3	5.4%	17	40.5%
Other interest expense	1,813	1,857	881	(44)	-2.4%	932	n/m
Total interest expense	6,502	7,136	9,653	(634)	-8.9%	(3,151)	-32.6%
Net interest income-FTE	122,380	105,230	108,007	17,150	16.3%	14,373	13.3%
Provision for credit losses, LHFI	(3,991)	(10,501)	18,185	6,510	62.0%	(22,176)	n/m
Provision for credit losses, off-balance sheet credit exposures (1)	4,528	(9,367)	6,242	13,895	n/m	(1,714)	-27.5%
Net interest income after provision-FTE	121,843	125,098	83,580	(3,255)	-2.6%	38,263	45.8%
Service charges on deposit accounts	7,613	7,356	6,397	257	3.5%	1,216	19.0%
Bank card and other fees	8,301	9,472	7,717	(1,171)	-12.4%	584	7.6%
Mortgage banking, net	17,333	20,804	33,745	(3,471)	-16.7%	(16,412)	-48.6%
Insurance commissions	12,217	12,445	11,868	(228)	-1.8%	349	2.9%
Wealth management	8,946	8,416	7,571	530	6.3%	1,375	18.2%
Other, net	2,001	2,090	2,213	(89)	-4.3%	(212)	-9.6%
Total noninterest income	56,411	60,583	69,511	(4,172)	-6.9%	(13,100)	-18.8%
Salaries and employee benefits	70,115	71,162	66,107	(1,047)	-1.5%	4,008	6.1%
Services and fees	21,769	22,484	20,567	(715)	-3.2%	1,202	5.8%
Net occupancy-premises	6,578	6,795	6,587	(217)	-3.2%	(9)	-0.1%
Equipment expense	5,567	6,244	5,620	(677)	-10.8%	(53)	-0.9%
Other real estate expense, net	1,511	324	271	1,187	n/m	1,240	n/m
Other expense	13,139	14,539	13,265	(1,400)	-9.6%	(126)	-0.9%
Total noninterest expense	118,679	121,548	112,417	(2,869)	-2.4%	6,262	5.6%
Income before income taxes and tax eq adj	59,575	64,133	40,674	(4,558)	-7.1%	18,901	46.5%
Tax equivalent adjustment	2,957	2,894	3,007	63	2.2%	(50)	-1.7%
Income before income taxes	56,618	61,239	37,667	(4,621)	-7.5%	18,951	50.3%
Income taxes	8,637	9,277	5,517	(640)	-6.9%	3,120	56.6%
Net income	$47,981	$51,962	$32,150	$(3,981)	-7.7%	$15,831	49.2%

Per share data
Earnings per share - basic	$0.76	$0.82	$0.51	$(0.06)	-7.3%	$0.25	49.0%

Earnings per share - diluted	$0.76	$0.82	$0.51	$(0.06)	-7.3%	$0.25	49.0%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	63,214,593	63,395,911	63,416,307

Diluted	63,409,683	63,562,503	63,555,065

Period end shares outstanding	62,773,226	63,394,522	63,422,439

(1) During the second quarter of 2021, Trustmark reclassified its credit loss expense related to off-balance sheet credit exposures from noninterest expense to provision for credit losses, off-balance sheet credit exposures.  Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2021	3/31/2021	6/30/2020	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$8,952	$9,161	$4,392	$(209)	-2.3%	$4,560	n/m
Florida	467	607	687	(140)	-23.1%	(220)	-32.0%
Mississippi (2)	23,422	35,534	37,884	(12,112)	-34.1%	(14,462)	-38.2%
Tennessee (3)	10,751	12,451	6,125	(1,700)	-13.7%	4,626	75.5%
Texas	7,856	5,761	906	2,095	36.4%	6,950	n/m
Total nonaccrual LHFI	51,448	63,514	49,994	(12,066)	-19.0%	1,454	2.9%
Other real estate
Alabama	2,830	3,085	4,766	(255)	-8.3%	(1,936)	-40.6%
Florida	—	—	3,665	—	n/m	(3,665)	-100.0%
Mississippi (2)	6,550	7,566	9,408	(1,016)	-13.4%	(2,858)	-30.4%
Tennessee (3)	59	—	437	59	n/m	(378)	-86.5%
Texas	—	—	—	—	n/m	—	n/m
Total other real estate	9,439	10,651	18,276	(1,212)	-11.4%	(8,837)	-48.4%
Total nonperforming assets	$60,887	$74,165	$68,270	$(13,278)	-17.9%	$(7,383)	-10.8%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$423	$2,593	$807	$(2,170)	-83.7%	$(384)	-47.6%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$81,538	$109,566	$56,269	$(28,028)	-25.6%	$25,269	44.9%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	6/30/2021	3/31/2021	6/30/2020	$ Change	% Change	$ Change	% Change
Beginning Balance	$109,191	$117,306	$100,564	$(8,115)	-6.9%	$8,627	8.6%
CECL adoption adjustments:
LHFI	—	—	—	—	n/m	—	n/m
Acquired loan transfers	—	—	—	—	n/m	—	n/m
Provision for credit losses, LHFI	(3,991)	(10,501)	18,185	6,510	62.0%	(22,176)	n/m
Charge-offs	(4,828)	(1,245)	(1,870)	(3,583)	n/m	(2,958)	n/m
Recoveries	3,660	3,631	2,309	29	0.8%	1,351	58.5%
Net (charge-offs) recoveries	(1,168)	2,386	439	(3,554)	n/m	(1,607)	n/m
Ending Balance	$104,032	$109,191	$119,188	$(5,159)	-4.7%	$(15,156)	-12.7%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$203	$102	$526	$101	99.0%	$(323)	-61.4%
Florida	167	30	(127)	137	n/m	294	n/m
Mississippi (2)	(3,071)	2,207	(86)	(5,278)	n/m	(2,985)	n/m
Tennessee (3)	1,031	47	66	984	n/m	965	n/m
Texas	502	—	60	502	n/m	442	n/m
Total net (charge-offs) recoveries	$(1,168)	$2,386	$439	$(3,554)	n/m	$(1,607)	n/m

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Securities AFS-taxable	$2,339,662	$2,098,089	$1,902,162	$1,857,050	$1,724,320	$2,219,543	$1,672,371
Securities AFS-nontaxable	5,174	5,190	5,206	5,973	9,827	5,182	15,942
Securities HTM-taxable	441,688	489,260	550,563	608,585	655,085	465,343	674,913
Securities HTM-nontaxable	10,958	24,070	24,752	25,508	25,538	17,478	25,606
Total securities	2,797,482	2,616,609	2,482,683	2,497,116	2,414,770	2,707,546	2,388,832
PPP loans	648,222	598,139	875,098	941,456	764,416	623,319	382,208
Loans (includes loans held for sale)	10,315,927	10,316,319	10,231,671	10,162,379	9,908,132	10,316,122	9,793,153
Fed funds sold and reverse repurchases	55	136	303	301	113	95	139
Other earning assets	1,750,385	1,667,906	860,540	722,917	854,642	1,709,373	520,985
Total earning assets	15,512,071	15,199,109	14,450,295	14,324,169	13,942,073	15,356,455	13,085,317
ACL LHFI	(112,346)	(119,557)	(124,088)	(121,842)	(103,006)	(115,932)	(94,011)
Other assets	1,622,388	1,601,250	1,620,694	1,564,825	1,685,317	1,611,877	1,592,019
Total assets	$17,022,113	$16,680,802	$15,946,901	$15,767,152	$15,524,384	$16,852,400	$14,583,325

Interest-bearing demand deposits	$4,056,910	$3,743,651	$3,649,590	$3,669,249	$3,832,372	$3,901,146	$3,508,253
Savings deposits	4,627,180	4,659,037	4,350,783	4,416,046	4,180,540	4,643,020	3,913,738
Time deposits	1,301,896	1,371,830	1,436,677	1,507,348	1,578,737	1,336,670	1,598,022
Total interest-bearing deposits	9,985,986	9,774,518	9,437,050	9,592,643	9,591,649	9,880,836	9,020,013
Fed funds purchased and repurchases	174,620	166,909	170,474	84,077	105,696	170,786	176,605
Other borrowings	132,199	166,926	173,525	167,262	107,533	149,467	96,406
Subordinated notes	122,897	122,875	42,828	—	—	122,886	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	10,477,558	10,293,084	9,885,733	9,905,838	9,866,734	10,385,831	9,354,880
Noninterest-bearing deposits	4,512,268	4,363,559	4,100,849	3,921,867	3,645,761	4,438,324	3,278,356
Other liabilities	251,582	264,808	235,284	244,544	346,173	258,158	297,196
Total liabilities	15,241,408	14,921,451	14,221,866	14,072,249	13,858,668	15,082,313	12,930,432
Shareholders' equity	1,780,705	1,759,351	1,725,035	1,694,903	1,665,716	1,770,087	1,652,893
Total liabilities and equity	$17,022,113	$16,680,802	$15,946,901	$15,767,152	$15,524,384	$16,852,400	$14,583,325

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Cash and due from banks	$2,267,224	$1,774,541	$1,952,504	$564,588	$1,026,640
Fed funds sold and reverse repurchases	—	—	50	50	—
Securities available for sale	2,548,739	2,337,676	1,991,815	1,922,728	1,884,153
Securities held to maturity	433,012	493,738	538,072	611,280	660,048
PPP loans	166,119	679,725	610,134	944,270	939,783
LHFS	332,132	412,999	446,951	485,103	355,089
LHFI	10,152,869	9,983,704	9,824,524	9,847,728	9,659,806
ACL LHFI	(104,032)	(109,191)	(117,306)	(122,010)	(119,188)
Net LHFI	10,048,837	9,874,513	9,707,218	9,725,718	9,540,618
Premises and equipment, net	200,970	199,098	194,278	192,722	190,567
Mortgage servicing rights	80,764	83,035	66,464	61,613	57,811
Goodwill	384,237	384,237	385,270	385,270	385,270
Identifiable intangible assets	6,170	6,724	7,390	8,142	8,895
Other real estate	9,439	10,651	11,651	16,248	18,276
Operating lease right-of-use assets	33,201	33,704	30,901	30,508	29,819
Other assets	587,288	587,672	609,142	609,922	595,110
Total assets	$17,098,132	$16,878,313	$16,551,840	$15,558,162	$15,692,079

Deposits:
Noninterest-bearing	$4,446,991	$4,705,991	$4,349,010	$3,964,023	$3,880,540
Interest-bearing	10,185,093	9,677,449	9,699,754	9,258,390	9,624,933
Total deposits	14,632,084	14,383,440	14,048,764	13,222,413	13,505,473
Fed funds purchased and repurchases	157,176	160,991	164,519	153,834	70,255
Other borrowings	117,223	145,994	168,252	178,599	152,860
Subordinated notes	122,932	122,877	122,921	—	—
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	33,733	29,205	38,572	39,659	42,663
Operating lease liabilities	34,959	35,389	32,290	31,838	31,076
Other liabilities	158,860	178,856	173,549	159,922	153,952
Total liabilities	15,318,823	15,118,608	14,810,723	13,848,121	14,018,135
Common stock	13,079	13,209	13,215	13,215	13,214
Capital surplus	210,420	229,892	233,120	231,836	230,613
Retained earnings	1,566,451	1,533,110	1,495,833	1,459,306	1,419,552
Accum other comprehensive income (loss), net of tax	(10,641)	(16,506)	(1,051)	5,684	10,565
Total shareholders' equity	1,779,309	1,759,705	1,741,117	1,710,041	1,673,944
Total liabilities and equity	$17,098,132	$16,878,313	$16,551,840	$15,558,162	$15,692,079

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Interest and fees on LHFS & LHFI-FTE	$93,698	$93,394	$96,453	$97,429	$99,300	$187,092	$208,657
Interest and fees on PPP loans	25,555	9,241	14,870	6,729	5,044	34,796	5,044
Interest on securities-taxable	8,991	8,938	9,998	12,542	12,762	17,929	25,710
Interest on securities-tax exempt-FTE	149	290	293	301	315	439	772
Interest on fed funds sold and reverse repurchases	—	—	—	1	—	—	—
Other interest income	489	503	249	331	239	992	979
Total interest income-FTE	128,882	112,366	121,863	117,333	117,660	241,248	241,162
Interest on deposits	4,630	5,223	6,363	7,437	8,730	9,853	23,687
Interest on fed funds purchased and repurchases	59	56	56	32	42	115	667
Other interest expense	1,813	1,857	1,127	688	881	3,670	1,741
Total interest expense	6,502	7,136	7,546	8,157	9,653	13,638	26,095
Net interest income-FTE	122,380	105,230	114,317	109,176	108,007	227,610	215,067
Provision for credit losses, LHFI	(3,991)	(10,501)	(4,413)	1,760	18,185	(14,492)	38,766
Provision for credit losses, off-balance sheet credit exposures (1)	4,528	(9,367)	(1,087)	(3,004)	6,242	(4,839)	13,025
Net interest income after provision-FTE	121,843	125,098	119,817	110,420	83,580	246,941	163,276
Service charges on deposit accounts	7,613	7,356	8,283	7,577	6,397	14,969	16,429
Bank card and other fees	8,301	9,472	9,107	8,843	7,717	17,773	13,072
Mortgage banking, net	17,333	20,804	28,155	36,439	33,745	38,137	61,228
Insurance commissions	12,217	12,445	10,196	11,562	11,868	24,662	23,418
Wealth management	8,946	8,416	7,838	7,679	7,571	17,362	16,108
Other, net	2,001	2,090	2,538	1,601	2,213	4,091	4,520
Total noninterest income	56,411	60,583	66,117	73,701	69,511	116,994	134,775
Salaries and employee benefits	70,115	71,162	69,660	67,342	66,107	141,277	135,255
Services and fees	21,769	22,484	22,327	20,992	20,567	44,253	40,497
Net occupancy-premises	6,578	6,795	6,616	7,000	6,587	13,373	12,873
Equipment expense	5,567	6,244	6,213	5,828	5,620	11,811	11,236
Other real estate expense, net	1,511	324	(812)	1,203	271	1,835	1,565
Other expense	13,139	14,539	15,890	14,598	13,265	27,678	28,018
Total noninterest expense	118,679	121,548	119,894	116,963	112,417	240,227	229,444
Income before income taxes and tax eq adj	59,575	64,133	66,040	67,158	40,674	123,708	68,607
Tax equivalent adjustment	2,957	2,894	2,939	2,969	3,007	5,851	6,115
Income before income taxes	56,618	61,239	63,101	64,189	37,667	117,857	62,492
Income taxes	8,637	9,277	11,884	9,749	5,517	17,914	8,124
Net income	$47,981	$51,962	$51,217	$54,440	$32,150	$99,943	$54,368

Per share data
Earnings per share - basic	$0.76	$0.82	$0.81	$0.86	$0.51	$1.58	$0.86

Earnings per share - diluted	$0.76	$0.82	$0.81	$0.86	$0.51	$1.57	$0.85

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	63,214,593	63,395,911	63,424,219	63,422,692	63,416,307	63,304,751	63,586,468

Diluted	63,409,683	63,562,503	63,616,767	63,581,964	63,555,065	63,465,515	63,721,728

Period end shares outstanding	62,773,226	63,394,522	63,424,526	63,423,820	63,422,439	62,773,226	63,422,439

(1) During the second quarter of 2021, Trustmark reclassified its credit loss expense related to off-balance sheet credit exposures from noninterest expense to provision for credit losses, off-balance sheet credit exposures.  Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Nonaccrual LHFI
Alabama	$8,952	$9,161	$9,221	$3,860	$4,392
Florida	467	607	572	617	687
Mississippi (2)	23,422	35,534	35,015	35,617	37,884
Tennessee (3)	10,751	12,451	12,572	13,041	6,125
Texas	7,856	5,761	5,748	721	906
Total nonaccrual LHFI	51,448	63,514	63,128	53,856	49,994
Other real estate
Alabama	2,830	3,085	3,271	3,725	4,766
Florida	—	—	—	3,665	3,665
Mississippi (2)	6,550	7,566	8,330	8,718	9,408
Tennessee (3)	59	—	50	140	437
Texas	—	—	—	—	—
Total other real estate	9,439	10,651	11,651	16,248	18,276
Total nonperforming assets	$60,887	$74,165	$74,779	$70,104	$68,270

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$423	$2,593	$1,576	$782	$807

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$81,538	$109,566	$119,409	$121,281	$56,269

	Quarter Ended					Six Months Ended
ACL LHFI (1)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Beginning Balance	$109,191	$117,306	$122,010	$119,188	$100,564	$117,306	$84,277
CECL adoption adjustments:
LHFI	—	—	—	—	—	—	(3,039)
Acquired loan transfers	—	—	—	—	—	—	1,822
Provision for credit losses, LHFI	(3,991)	(10,501)	(4,413)	1,760	18,185	(14,492)	38,766
Charge-offs	(4,828)	(1,245)	(2,797)	(1,263)	(1,870)	(6,073)	(7,415)
Recoveries	3,660	3,631	2,506	2,325	2,309	7,291	4,777
Net (charge-offs) recoveries	(1,168)	2,386	(291)	1,062	439	1,218	(2,638)
Ending Balance	$104,032	$109,191	$117,306	$122,010	$119,188	$104,032	$119,188

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$203	$102	$(1,011)	$117	$526	$305	$(554)
Florida	167	30	66	387	(127)	197	(63)
Mississippi (2)	(3,071)	2,207	332	442	(86)	(864)	40
Tennessee (3)	1,031	47	303	42	66	1,078	(2,120)
Texas	502	—	19	74	60	502	59
Total net (charge-offs) recoveries	$(1,168)	$2,386	$(291)	$1,062	$439	$1,218	$(2,638)

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2021
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Return on average equity	10.81%	11.98%	11.81%	12.78%	7.76%	11.39%	6.61%
Return on average tangible equity	13.96%	15.56%	15.47%	16.82%	10.32%	14.75%	8.84%
Return on average assets	1.13%	1.26%	1.28%	1.37%	0.83%	1.20%	0.75%
Interest margin - Yield - FTE	3.33%	3.00%	3.35%	3.26%	3.39%	3.17%	3.71%
Interest margin - Cost	0.17%	0.19%	0.21%	0.23%	0.28%	0.18%	0.40%
Net interest margin - FTE	3.16%	2.81%	3.15%	3.03%	3.12%	2.99%	3.31%
Efficiency ratio (1)	64.31%	71.84%	65.59%	62.19%	62.13%	67.93%	62.81%
Full-time equivalent employees	2,772	2,793	2,797	2,807	2,798

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.05%	-0.09%	0.01%	-0.04%	-0.02%	-0.02%	0.05%
Provision for credit losses, LHFI / average loans	-0.16%	-0.41%	-0.17%	0.07%	0.74%	-0.28%	0.80%
Nonaccrual LHFI / (LHFI + LHFS)	0.49%	0.61%	0.61%	0.52%	0.50%
Nonperforming assets / (LHFI + LHFS)	0.58%	0.71%	0.73%	0.68%	0.68%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.58%	0.71%	0.73%	0.68%	0.68%
ACL LHFI / LHFI	1.02%	1.09%	1.19%	1.24%	1.23%
ACL LHFI-commercial / commercial LHFI	1.04%	1.13%	1.20%	1.20%	1.15%
ACL LHFI-consumer / consumer and home mortgage LHFI	0.98%	0.95%	1.16%	1.41%	1.56%
ACL LHFI / nonaccrual LHFI	202.21%	171.92%	185.82%	226.55%	238.40%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans)	537.35%	437.08%	572.69%	593.72%	561.04%

CAPITAL RATIOS
Total equity / total assets	10.41%	10.43%	10.52%	10.99%	10.67%
Tangible equity / tangible assets	8.31%	8.30%	8.34%	8.68%	8.37%
Tangible equity / risk-weighted assets	11.33%	11.23%	11.22%	11.01%	11.09%
Tier 1 leverage ratio	9.00%	9.11%	9.33%	9.20%	9.08%
Common equity tier 1 capital ratio	11.76%	11.71%	11.62%	11.36%	11.42%
Tier 1 risk-based capital ratio	12.25%	12.20%	12.11%	11.86%	11.94%
Total risk-based capital ratio	14.10%	14.07%	14.12%	12.88%	13.00%

STOCK PERFORMANCE
Market value-Close	$30.80	$33.66	$27.31	$21.41	$24.52
Book value	$28.35	$27.76	$27.45	$26.96	$26.39
Tangible book value	$22.13	$21.59	$21.26	$20.76	$20.18

(1) See Note 8 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2021
($ in thousands)
(unaudited)

Note 1 - Paycheck Protection Program

On June 30, 2021, Trustmark announced the sale of substantially all PPP loans originated in 2021 by its wholly owned subsidiary, Trustmark National Bank (TNB), to The Loan Source, Inc. (Loan Source), a firm with significant expertise in PPP loans. As a result of this transaction, Loan Source will assume responsibility for the servicing and forgiveness process for the loans it has acquired from Trustmark. This transaction will allow Trustmark to focus on more traditional lending efforts and increase its ability to provide customers with financial services in an improving economic environment.

On a pre-tax basis, Trustmark accelerated the recognition of unamortized PPP loan origination fees, net of cost, of approximately $18.6 million, in the second quarter of 2021 due to the sale of approximately $354.2 million in PPP loans. This revenue is substantially the same as Trustmark would expect to recognize upon the maturity or forgiveness of the PPP loans being sold in this transaction, and thus this transaction serves to accelerate revenue anticipated in future periods into the second quarter.

At June 30, 2021, Trustmark had 843 PPP loans outstanding that totaled $166.1 million (net of $2.1 million of deferred fees and costs) under the CARES Act.  Due to amount and nature of the PPP loans, these loans were not included in the LHFI portfolio and are presented separately in the accompanying consolidated balance sheets. The PPP loans are fully guaranteed by the Small Business Administration; therefore, no ACL was estimated for these loans.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$30,025	$—	$—	$—	$—
U.S. Government agency obligations	16,023	17,349	18,041	19,011	19,898
Obligations of states and political subdivisions	5,807	5,798	5,835	8,315	11,176
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	48,445	52,406	56,862	62,156	69,637
Issued by FNMA and FHLMC	1,983,783	1,749,144	1,441,321	1,279,919	1,121,604
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	283,988	345,869	419,437	500,858	574,940
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	180,668	167,110	50,319	52,469	86,898
Total securities available for sale	$2,548,739	$2,337,676	$1,991,815	$1,922,728	$1,884,153

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$12,994	$26,554	$26,584	$31,605	$31,629
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	6,249	7,268	7,598	8,244	10,306
Issued by FNMA and FHLMC	53,406	61,855	67,944	78,213	86,346
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	291,477	324,360	360,361	399,400	435,333
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	68,886	73,701	75,585	93,818	96,434
Total securities held to maturity	$433,012	$493,738	$538,072	$611,280	$660,048

At June 30, 2021, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity previously transferred from securities available for sale totaled approximately $7.5 million ($5.6 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.4% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2021
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Loans secured by real estate:
Construction, land development and other land loans	$1,360,302	$1,342,088	$1,309,039	$1,385,947	$1,277,277
Secured by 1-4 family residential properties	1,810,396	1,742,782	1,741,132	1,775,400	1,813,525
Secured by nonfarm, nonresidential properties	2,819,662	2,799,195	2,709,026	2,707,627	2,610,392
Other real estate secured	1,078,622	1,135,005	1,065,964	887,792	884,815
Commercial and industrial loans	1,326,605	1,323,277	1,309,078	1,398,468	1,413,255
Consumer loans	153,519	153,267	161,174	160,960	161,620
State and other political subdivision loans	1,136,764	1,036,694	1,000,776	935,349	931,536
Other loans	466,999	451,396	528,335	596,185	567,386
LHFI	10,152,869	9,983,704	9,824,524	9,847,728	9,659,806
ACL LHFI	(104,032)	(109,191)	(117,306)	(122,010)	(119,188)
Net LHFI	$10,048,837	$9,874,513	$9,707,218	$9,725,718	$9,540,618
The following table presents the LHFI composition by region at June 30, 2021 and reflects each region’s diversified mix of loans:

	June 30, 2021
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,360,302	$512,156	$57,415	$358,091	$36,934	$395,706
Secured by 1-4 family residential properties	1,810,396	113,712	38,443	1,576,135	68,876	13,230
Secured by nonfarm, nonresidential properties	2,819,662	783,796	248,269	1,006,513	175,586	605,498
Other real estate secured	1,078,622	287,039	5,734	356,092	19,676	410,081
Commercial and industrial loans	1,326,605	212,425	21,180	585,821	298,249	208,930
Consumer loans	153,519	22,792	7,660	99,067	19,496	4,504
State and other political subdivision loans	1,136,764	106,447	53,425	722,702	37,777	216,413
Other loans	466,999	77,295	12,964	290,024	65,816	20,900
Loans	$10,152,869	$2,115,662	$445,090	$4,994,445	$722,410	$1,875,262

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$59,839	$22,570	$9,368	$20,283	$1,181	$6,437
Development	106,548	41,903	554	37,599	13,211	13,281
Unimproved land	102,023	27,747	12,709	32,564	11,375	17,628
1-4 family construction	264,227	135,418	19,606	63,863	10,088	35,252
Other construction	827,665	284,518	15,178	203,782	1,079	323,108
Construction, land development and other land loans	$1,360,302	$512,156	$57,415	$358,091	$36,934	$395,706

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2021
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	June 30, 2021
	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$401,811	$158,862	$36,208	$108,021	$22,347	$76,373
Office	203,704	48,483	25,523	62,711	12,352	54,635
Hotel/motel	340,867	167,536	65,163	47,535	35,708	24,925
Mini-storage	138,841	22,969	2,151	66,392	382	46,947
Industrial	211,872	43,197	19,008	46,733	139	102,795
Health care	41,722	21,555	1,167	16,468	376	2,156
Convenience stores	22,052	6,742	200	3,737	564	10,809
Nursing homes/senior living	154,351	84,686	—	43,067	6,598	20,000
Other	85,841	12,990	8,293	27,345	8,962	28,251
Total non-owner occupied loans	1,601,061	567,020	157,713	422,009	87,428	366,891

Owner-occupied:
Office	174,051	40,219	41,695	54,589	8,149	29,399
Churches	100,575	20,331	6,439	50,387	10,056	13,362
Industrial warehouses	177,645	12,820	3,582	49,855	16,729	94,659
Health care	139,456	25,317	7,019	94,162	2,313	10,645
Convenience stores	139,508	16,425	13,211	64,621	511	44,740
Retail	68,652	13,448	9,815	20,565	10,382	14,442
Restaurants	54,470	3,838	4,609	31,637	14,101	285
Auto dealerships	55,141	6,664	267	23,099	25,111	—
Nursing homes/senior living	202,579	71,916	—	130,663	—	—
Other	106,524	5,798	3,919	64,926	806	31,075
Total owner-occupied loans	1,218,601	216,776	90,556	584,504	88,158	238,607
Loans secured by nonfarm, nonresidential properties	$2,819,662	$783,796	$248,269	$1,006,513	$175,586	$605,498

Note 4 – Subordinated Notes

During the fourth quarter of 2020, Trustmark agreed to issue and sell $125.0 million aggregate principal amount of its 3.625% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2030. At June 30, 2021, the carrying amount of the Notes was $122.9 million. The Notes are unsecured obligations and are subordinated in right of payment to all of Trustmark’s existing and future senior indebtedness, whether secured or unsecured. The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including TNB. From the date of issuance until November 30, 2025, the Notes bear interest at a fixed rate of 3.625% per year, payable semi-annually in arrears on June 1 and December 1 of each year. Beginning December 1, 2025, the Notes will bear interest at a floating rate per year equal to the Benchmark rate, which is the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 338.7 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. The Notes qualify as Tier 2 capital for Trustmark.  The Notes may be redeemed at Trustmark’s option under certain circumstances. Trustmark intends to use the net proceeds for general corporate purposes.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2021
($ in thousands)
(unaudited)

Note 5 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Securities – taxable	1.30%	1.40%	1.62%	2.02%	2.16%	1.35%	2.20%
Securities – nontaxable	3.70%	4.02%	3.89%	3.80%	3.58%	3.91%	3.74%
Securities – total	1.31%	1.43%	1.65%	2.05%	2.18%	1.37%	2.23%
PPP loans	15.81%	6.27%	6.76%	2.84%	2.65%	11.26%	2.65%
Loans - LHFI & LHFS	3.64%	3.67%	3.75%	3.81%	4.03%	3.66%	4.28%
Loans - total	4.36%	3.81%	3.99%	3.73%	3.93%	4.09%	4.22%
Fed funds sold & reverse repurchases	—	—	—	1.32%	—	—	—
Other earning assets	0.11%	0.12%	0.12%	0.18%	0.11%	0.12%	0.38%
Total earning assets	3.33%	3.00%	3.35%	3.26%	3.39%	3.17%	3.71%

Interest-bearing deposits	0.19%	0.22%	0.27%	0.31%	0.37%	0.20%	0.53%
Fed funds purchased & repurchases	0.14%	0.14%	0.13%	0.15%	0.16%	0.14%	0.76%
Other borrowings	2.29%	2.14%	1.61%	1.19%	2.09%	2.21%	2.21%
Total interest-bearing liabilities	0.25%	0.28%	0.30%	0.33%	0.39%	0.26%	0.56%

Net interest margin	3.16%	2.81%	3.15%	3.03%	3.12%	2.99%	3.31%
Net interest margin excluding PPP loans and the FRB balance	2.94%	2.99%	3.09%	3.20%	3.35%	2.96%	3.44%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At June 30, 2021 and March 31, 2021, the average FRB balance totaled $1.700 billion and $1.618 billion, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance totaled 2.94% for the second quarter of 2021, a decrease of 5 basis points when compared to the first quarter of 2021.  Continued low interest rates decreased the yield on the loans held for investment and held for sale portfolio as well as the securities portfolio and were partially offset by lower costs of interest-bearing deposits.

Note 6 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates.  These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP).  Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $1.3 million during the second quarter of 2021.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2021
($ in thousands)
(unaudited)

Note 6 – Mortgage Banking (continued)

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Mortgage servicing income, net	$6,318	$6,181	$6,227	$5,742	$5,893	$12,499	$11,712
Change in fair value-MSR from runoff	(5,029)	(5,103)	(5,177)	(4,590)	(4,214)	(10,132)	(6,821)
Gain on sales of loans, net	14,778	19,456	28,014	34,472	34,078	34,234	48,417
Mortgage banking income before hedge ineffectiveness	16,067	20,534	29,064	35,624	35,757	36,601	53,308
Change in fair value-MSR from market changes	(4,465)	13,696	951	60	(3,159)	9,231	(27,158)
Change in fair value of derivatives	5,731	(13,426)	(1,860)	755	1,147	(7,695)	35,078
Net positive (negative) hedge ineffectiveness	1,266	270	(909)	815	(2,012)	1,536	7,920
Mortgage banking, net	$17,333	$20,804	$28,155	$36,439	$33,745	$38,137	$61,228

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Partnership amortization for tax credit purposes	$(1,989)	$(1,522)	$(1,877)	$(1,457)	$(1,205)	$(3,511)	$(2,366)
Increase in life insurance cash surrender value	1,653	1,639	1,708	1,755	1,696	3,292	3,418
Other miscellaneous income	2,337	1,973	2,707	1,303	1,722	4,310	3,468
Total other, net	$2,001	$2,090	$2,538	$1,601	$2,213	$4,091	$4,520

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Loan expense	$3,738	$4,167	$4,243	$4,184	$3,619	$7,905	$6,751
Amortization of intangibles	553	666	752	752	736	1,219	1,548
FDIC assessment expense	1,225	1,540	1,500	1,410	1,590	2,765	3,180
Other miscellaneous expense	7,623	8,166	9,395	8,252	7,320	15,789	16,539
Total other expense	$13,139	$14,539	$15,890	$14,598	$13,265	$27,678	$28,018

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by U.S. generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions.  Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.  In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other tangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations.  Also, there may be limits in the usefulness of these measures to investors.  As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.  The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2021
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,780,705	$1,759,351	$1,725,035	$1,694,903	$1,665,716	$1,770,087	$1,652,893
Less: Goodwill		(384,237)	(385,155)	(385,270)	(385,270)	(383,081)	(384,694)	(381,876)
Identifiable intangible assets		(6,442)	(7,118)	(7,803)	(8,550)	(7,834)	(6,778)	(7,942)
Total average tangible equity		$1,390,026	$1,367,078	$1,331,962	$1,301,083	$1,274,801	$1,378,615	$1,263,075

PERIOD END BALANCES
Total shareholders' equity		$1,779,309	$1,759,705	$1,741,117	$1,710,041	$1,673,944
Less: Goodwill		(384,237)	(384,237)	(385,270)	(385,270)	(385,270)
Identifiable intangible assets		(6,170)	(6,724)	(7,390)	(8,142)	(8,895)
Total tangible equity	(a)	$1,388,902	$1,368,744	$1,348,457	$1,316,629	$1,279,779

TANGIBLE ASSETS
Total assets		$17,098,132	$16,878,313	$16,551,840	$15,558,162	$15,692,079
Less: Goodwill		(384,237)	(384,237)	(385,270)	(385,270)	(385,270)
Identifiable intangible assets		(6,170)	(6,724)	(7,390)	(8,142)	(8,895)
Total tangible assets	(b)	$16,707,725	$16,487,352	$16,159,180	$15,164,750	$15,297,914
Risk-weighted assets	(c)	$12,256,492	$12,188,988	$12,017,378	$11,963,269	$11,539,157

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$47,981	$51,962	$51,217	$54,440	$32,150	$99,943	$54,368
Plus: Intangible amortization net of tax		415	500	564	564	552	915	1,161
Net income adjusted for intangible amortization		$48,396	$52,462	$51,781	$55,004	$32,702	$100,858	$55,529
Period end common shares outstanding	(d)	62,773,226	63,394,522	63,424,526	63,423,820	63,422,439

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		13.96%	15.56%	15.47%	16.82%	10.32%	14.75%	8.84%
Tangible equity/tangible assets	(a)/(b)	8.31%	8.30%	8.34%	8.68%	8.37%
Tangible equity/risk-weighted assets	(a)/(c)	11.33%	11.23%	11.22%	11.01%	11.09%
Tangible book value	(a)/(d)*1,000	$22.13	$21.59	$21.26	$20.76	$20.18

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,779,309	$1,759,705	$1,741,117	$1,710,041	$1,673,944
CECL transition adjustment		26,671	26,829	31,199	32,647	32,693
AOCI-related adjustments		10,641	16,506	1,051	(5,684)	(10,565)
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,276)	(370,288)	(371,333)	(371,345)	(371,342)
Other adjustments and deductions for CET1 (2)		(5,243)	(5,675)	(6,190)	(6,770)	(7,352)
CET1 capital	(e)	1,441,102	1,427,077	1,395,844	1,358,889	1,317,378
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,501,102	$1,487,077	$1,455,844	$1,418,889	$1,377,378

Common equity tier 1 capital ratio	(e)/(c)	11.76%	11.71%	11.62%	11.36%	11.42%

(1)	Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2021
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Net interest income (GAAP)			$119,423	$102,336	$111,378	$106,207	$105,000	$221,759	$208,952
Noninterest income (GAAP)			56,411	60,583	66,117	73,701	69,511	116,994	134,775
Pre-provision revenue		(a)	$175,834	$162,919	$177,495	$179,908	$174,511	$338,753	$343,727

Noninterest expense (GAAP)			$118,679	$121,548	$119,894	$116,963	$112,417	$240,227	$229,444
Less:	Voluntary early retirement program		—	—	—	—	—	—	(4,375)
Adjusted noninterest expense - PPNR (Non-GAAP)		(b)	$118,679	$121,548	$119,894	$116,963	$112,417	$240,227	$225,069

PPNR (Non-GAAP)		(a)-(b)	$57,155	$41,371	$57,601	$62,945	$62,094	$98,526	$118,658

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Six Months Ended
	6/30/2021		6/30/2020		6/30/2021		6/30/2020
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net Income (GAAP)	$47,981	$0.76	$32,150	$0.51	$99,943	$1.57	$54,368	$0.85

Significant non-routine transactions (net of taxes):

Voluntary early retirement program	—	—	—	—	—	—	3,281	0.05
Net Income adjusted for significant
non-routine transactions (Non-GAAP)	$47,981	$0.76	$32,150	$0.51	$99,943	$1.57	$57,649	$0.90

	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted	Reported (GAAP)	Adjusted
		(Non-GAAP)		(Non-GAAP)		(Non-GAAP)		(Non-GAAP)
Return on average equity	10.81%	n/a	7.76%	n/a	11.39%	n/a	6.61%	7.00%
Return on average tangible equity	13.96%	n/a	10.32%	n/a	14.75%	n/a	8.84%	9.35%
Return on average assets	1.13%	n/a	0.83%	n/a	1.20%	n/a	0.75%	0.79%

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2021
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020

Total noninterest expense (GAAP)			$118,679	$121,548	$119,894	$116,963	$112,417	240,227	$229,444
Less:	Other real estate expense, net		(1,511)	(324)	812	(1,203)	(271)	(1,835)	(1,565)
Amortization of intangibles			(553)	(666)	(752)	(752)	(736)	(1,219)	(1,548)
Voluntary early retirement program			—	—	—	—	—	—	(4,375)
Charitable contributions resulting in state tax credits			(355)	(350)	(375)	(375)	(375)	(705)	(750)
Adjusted noninterest expense (Non-GAAP)		(c)	$116,260	$120,208	$119,579	$114,633	$111,035	$236,468	$221,206

Net interest income (GAAP)			$119,423	$102,336	$111,378	$106,207	$105,000	$221,759	$208,952
Add:	Tax equivalent adjustment		2,957	2,894	2,939	2,969	3,007	5,851	6,115
Net interest income-FTE (Non-GAAP)		(a)	$122,380	$105,230	$114,317	$109,176	$108,007	$227,610	$215,067

Noninterest income (GAAP)			$56,411	$60,583	$66,117	$73,701	$69,511	$116,994	$134,775
Add:	Partnership amortization for tax credit purposes		1,989	1,522	1,877	1,457	1,205	3,511	2,366
Adjusted noninterest income (Non-GAAP)		(b)	$58,400	$62,105	$67,994	$75,158	$70,716	$120,505	$137,141

Adjusted revenue (Non-GAAP)		(a)+(b)	$180,780	$167,335	$182,311	$184,334	$178,723	$348,115	$352,208

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	64.31%	71.84%	65.59%	62.19%	62.13%	67.93%	62.81%